CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 Amendment 1 of Pipergy, Inc. of our report dated August 4, 2020, relating to our audit of the June 30, 2020 financial statements of Pipergy, Inc., which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Haynie & Company

Salt Lake City, Utah

September 4, 2020